Exhibit 10.3

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of the 1st day of July, 2004 (the “Amendment Date”), by and between THE WELLS FUND XI, FUND XII, REIT JOINT VENTURE, a Georgia Joint Venture Partnership (“Landlord”), successor in interest to Hogan Triad Ft. Myers I, Ltd., a Florida limited partnership (“Original Landlord”), and GARTNER, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

The original lease agreement was entered into with an effective date of July 30, 1997, by and between Original Landlord and Tenant. The original lease was then assigned by Original Landlord to Landlord, pursuant to that certain Assignment and Assumption of Leases and Security Deposits dated September 20, 1999 (the Original Lease, as assigned, is called the “Lease”). The Lease relates to those premises situated in that certain building located on a parcel of land known as Parcel 3B of Gateway Center, and located at 12600 Gateway Boulevard, Lee County, Ft. Myers, Florida (the “Property”).

The Term of the Lease will expire on June 30, 2008. Tenant has agreed to extend the Term until January 31, 2013 and otherwise amend the Lease as described below, in consideration of Wells Operating Partnership, L.P., a Delaware Limited Partnership, an affiliate of Landlord (“REIT”), acquiring additional property (the “Additional Property”) adjacent to the Property and constructing additional surface parking (“Surface Parking”) thereon for use by Tenant pursuant to a new lease entered into between Tenant and REIT (the “Parking Lease”).

Accordingly, REIT intends to enter into that certain Deposit Receipt and Sales Agreement (the “Contract”) with Bay Colony - Gateway, Inc., a Delaware corporation (“Seller”) for the purchase of the Additional Property and Tenant has approved the terms and conditions of the same. REIT will have an inspection period during which to inspect the Additional Property, as well as its title records and environmental condition to determine whether REIT desires to complete the purchase. REIT reserves the right to terminate the Contract if REIT is not satisfied, in its reasonable discretion, with the results of its inspection of the Additional Property. Should REIT decide to terminate the Contract, this Amendment will be of no force or effect. Likewise, if, for any reason, Seller terminates the Contract or defaults under the Contract and refuses or fails to close the sale of the Additional Property, this Amendment will be of no further force or effect.

Should REIT complete the acquisition of the Additional Property, it is the intention of REIT, Landlord and Tenant that this Amendment be effective as of the same day as the lease of the Additional Property to Tenant and that such lease and this Amendment operate and practically function as a single lease.

Landlord and Tenant now wish to amend the Lease as described below.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and benefits herein contained, Landlord and Tenant do hereby modify and amend the Lease as follows:

1. Definitions. Unless otherwise specified herein, capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given in the Lease. The following definitions are hereby adopted and supercede the definition provided for any such terms in the Lease:

“Acquisition Date” shall mean the date of the closing of the acquisition of the Additional Property pursuant to the Contract.

“Additional Property” shall mean that parcel of land identified as Gateway - Parcel 3B - Phases 2 & 3 and situated in the County of Lee and State of Florida, located in Lee County, Florida,

“Additional Rent” shall have the meaning given in Section 4(b).

“Amendment Date” shall mean July 1, 2004, which is the date that this Amendment becomes effective.

“Base Rent” shall have the meaning given in Section 4(a).

“Contract” shall mean that certain Deposit Receipt and Sales Agreement between REIT and Seller for the purchase of the Additional Property.

“Initial Term” shall mean the time between the Acquisition Date and continuing until January 31, 2013.

“Landlord” shall mean The Wells Fund XI-Fund XII-REIT Joint Venture, a Georgia joint venture partnership.

“Landlord's Address” shall mean 6200 The Corners Parkway, Suite 200, Norcross, Georgia 30092.

“Lease Year” shall mean that twelve (12) month period beginning on Amendment Date and end twelve (12) months after the same. Each subsequent Lease Year shall commence on the day immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months. Promptly after the Acquisition Date the parties shall execute and deliver a written statement which verifies the actual Acquisition Date.

“Parking Lease” that certain lease between REIT and Tenant for the use of the Surface Parking.

“REIT” means Wells Operating Partnership, L.P., a Delaware Limited Partnership.

“Renewal Base Rent” shall having the mean ninety-five percent (95%) of the market rent then being paid by other tenants occupying a similar amount of space at a comparable building and project in Lee County, Florida.

“Seller” shall mean Bay Colony - Gateway, Inc., a Delaware corporation.

“Surface Parking” shall mean the approximately 125 parking spaces to be constructed on the Additional Property pursuant to the Parking Lease.

2. Term of Lease. The Initial Term of Lease is hereby extended so that the same will expire on January 31, 2013. Since the Final Installation Work has been completed and Substantial Completion of the Building has been achieved, Subsections 1.1(b) and (c) of the Lease are hereby deleted.

3. Construction of Improvements. Since construction of the Building has been completed and Tenant has accepted the Demised Premises, Section 2 of the Lease is hereby deleted in its entirety, provided, however, that the definitions of “Excused Delay” and “Force Majeure Events” in Section 2.3 shall remain.

4. Rent. Section 3.1 of the Lease is hereby deleted (except as otherwise noted below) and replaced with the following: In consideration of the leasing of the Demised Premises, Tenant covenants to pay to Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at Landlord's Address, or at such other place as Landlord may from time to time designate in writing, rent (the “Rent”) for the Initial Term of the Lease, payable in equal monthly installments, in advance, and made up of the following components:

(a) Base Rent. Tenant shall pay Base Rent in the amount equal to $13.99 per Rentable Square Foot. On each of February 1, 2005, February 1, 2006, and February 1, 2007, Base Rent shall be increased by an amount equal to two and one half percent (2.5%). On February 1, 2008, and on each anniversary thereof, Base Rent shall be increased by an amount equal to two percent (2.0%). The following schedule sets forth the amount of Base Rent due and payable as described in this Section but does not include any other components of Rent:

Date	Per Sq. Ft.	Monthly
Amendment Date - 1/05	$13.99	$72,726.69
2/05 - 1/06	$14.34	$74,544.86
2/06 - 1/07	$14.70	$76,408.48
2/07 - 1/08	$15.07	$78,318.69

(b) Additional Rent. Tenant will pay as Additional Rent the amount by which the actual Operating Expenses, as defined in Section 6.2 of the Lease, exceed the Base Year Operating Expenses, as provided in the second paragraph of subsection 3.1(e) of the Lease. Notwithstanding anything to the contrary herein, Subsection 3.1(e) of the Lease is not hereby deleted and the obligation of Landlord to provide Tenant with a reasonably detailed statement of year-end Operating Expenses and the right of Tenant to review and/or audit the same will remain exactly as set forth in the third paragraph of subsection 3.1(e) of the Lease. Subsection 6.2(d) of the Lease is hereby deleted so as to no longer be included in the definition of Operating Expenses.

(c) Broker's Commission. Tenant will pay, on a monthly basis, an additional amount equal to the difference between (i) a three percent (3.0%) commission based on the Base Rent and the Additional Rent due pursuant to this Amendment beginning on February 1, 2008 and ending January 31, 2013; and (ii) a three percent (3.0%) commission based on solely the Base Rent due pursuant to this Amendment beginning on February 1, 2008 and ending January 31, 2013. For purposes of the calculation above, the amount of Additional Rent is $5.77 per square foot of the Premises. Such amount will be amortized at an eight percent (8.0%) rate over the remaining Lease Term and paid monthly by Tenant. Such amount equals an annual amount of Thirteen Thousand One Hundred and Four Dollars ($13,104.00) and will be charged to Tenant as a per square foot rate of $.21.

(d) Delinquent Rental Payments. Section 3.3 of the Lease is amended so that any delinquent payment of any of the components of Rent described above will trigger the rights and remedies of Landlord given in the Lease for the late payment of Base Rent.

5. Tenant Improvements. On or before the Acquisition Date, Landlord will provide an amount equal to $7.50 per square foot of the Demised Premises, totaling $468,000.00, as a Tenant Improvement Allowance. Tenant will first apply the Tenant Improvement Allowance towards the initial $5,000.00 payment of Rent due from Tenant pursuant to the Parking Lease; second towards the construction cost of the parking lot improvements under the Parking Lease, third to construct and install alterations to the Demised Premises pursuant to Section 20.1 of the Lease, and if any unused portion of the Tenant Improvement Allowance remains, the same will be applied to Rent or any other payment payable by Tenant pursuant to the Lease or the Parking Lease. If an Event of Default occurs that Tenant does not cure as provided in the Lease and Landlord terminates the Lease as a result thereof, the unamortized portion of the Tenant Improvement Allowance will become immediately due and payable to Landlord as liquidated damages. Tenant acknowledges that determining Landlord’s damage in such an event would be difficult, if not impossible, and that such amount represents a good faith estimate of such damage.

6. Lease Renewal Options. Tenant's right to renew the Lease as described in Section 1.2 of the Lease shall remain in effect, so long as Tenant also renews the Parking Lease for the same period of time. If Tenant fails to exercise its right to renew the Parking Lease, Tenant's right to renew hereunder will be null and void. The extension of the Initial Term pursuant to this Amendment will not be considered an exercise of such right by Tenant. All of the terms and conditions of Section 1.2 of the Lease shall remain unchanged, except that the Renewal Base Rent will be ninety-five percent (95%). The term “Market Rental Rate” shall mean the annual rate of rent per square foot of rentable area quoted by Landlord within twenty (20) days of Tenant's exercise of its renewal option, and accepted by Tenant as the prevailing market rental rate in the Fort Myers, Florida office market for comparable office space. Tenant shall have twenty (20) days from receipt of Landlord's quoted Market Rental Rate to accept or reject the quote. In the event Tenant does not respond within the twenty (20) day period, the quote will be deemed to be accepted. In the event Tenant rejects Landlord's quoted Market Rental Rate, the matter shall be determined pursuant to the arbitration provision set forth in Section 22.26 of the Lease.

7. Intentionally Omitted.

8. Cross-Default. In the event of a default by Tenant pursuant to the Parking Lease that is not cured within the applicable cure period set forth in the Parking Lease, the same will be deemed an Event of Default under this Lease and Landlord shall have all of the rights and remedies set forth in the Lease.

9. Termination. If Tenant exercises any right it may have under the Lease to terminate the same, including, but not limited to, its right to terminate pursuant to Section 15.5 in the event of total or partial destruction off the Premises, or Section 16.2, in the event of condemnation of all or a portion of the Demised Premises, it must simultaneously terminate the Parking Lease. In the event Tenant terminates the Parking Lease, Tenant shall have the right to terminate the Lease by written notice to Landlord.

10. Assignment, Subletting. Should Tenant, pursuant to Section 17.2, transfer the Lease to an Affiliate, Landlord may, at its option, require that Tenant simultaneously transfer the Parking Lease to the same Affiliate.

11. Notices. Section 22.3 of the Lease is hereby amended as to Landlord's address for the delivery of Notices. All Notices sent to Landlord pursuant to such Section shall be delivered to the address set forth below:

To Landlord:	c/o Wells Real Estate Funds
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092

With a copy to:	Hatcher Thomas LLC
1401 Dresden Drive, Suite 300
Atlanta, Georgia 30319

12. Holding Over. If Tenant remains in possession of the Demised Premises after expiration of the Lease and Tenant is subject to the holding over penalties of Section 22.18 of the Lease, Tenant will be deemed to be holding over under the Parking Lease.

13. Contingency. Section 22.34 of the Lease is hereby deleted in its entirety.

14. Broker Representation. Landlord hereby represents and warrants to Tenant that Landlord has not utilized the service of any broker with regard to this Amendment that requires the payment of a commission to such broker. Tenant is represented by Cushman & Wakefield (“Tenant's Broker”). Tenant's Broker will be paid a commission by Landlord subject to a separate agreement. Landlord and Tenant warrant and represent to each other that neither Landlord nor Tenant has utilized the service of any other broker with regard to this Amendment that requires the payment of a commission to such broker. In the event Tenant or Landlord has utilized the services of a broker that are not disclosed herein, it is agreed that Tenant or Landlord, as applicable, will be responsible for any and all commissions payable to said broker.

15. Interpretation. If any conflict between the terms of this Amendment and the terms of the Lease occurs, the terms of this Amendment shall govern and control in all respects. It is the intention of Landlord and Tenant with respect to the subject matter hereof that the terms of this Amendment shall supersede and replace in each and every respect the terms and provisions of the Lease and Memorandum of Lease which the parties intend to modify pursuant to the terms hereof.

16. Binding Effect; Headings; Applicable Law. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

17. Ratification. Except as hereinabove set forth, the Lease shall remain unmodified and in full force and effect, and Landlord and Tenant do hereby ratify and confirm the Lease, as modified and amended herein.

18. Counterparts. This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment under seal as of the date first above written.

Signed, sealed and delivered	TENANT:
in the presence of:
GARTNER, INC.
Unofficial Witness	a Delaware corporation

By: (SEAL)
Name:
Unofficial Witness	Title:

[CORPORATE SEAL]

[Signatures continue on the following page.]

Signed, sealed and delivered in the presence of:	LANDLORD:
THE WELLS FUND XI, FUND XII, REIT JOINT VENTURE a Georgia Joint Venture Partnership
Unofficial Witness
WELLS REAL ESTATE FUND XI, L.P. a Georgia Limited Partnership,

Unofficial Witness	By:	Wells Partners, L.P.,
a Georgia Limited Partnership as general partner

		By:	Wells Capital, Inc., a Georgia corporation, as general partner

By:
Name:
Title:
(Corporate Seal)

By:
Name:
Title:

WELLS REAL ESTATE FUND XII, L.P.
a Georgia Limited Partnership,

	By:	Wells Partners, L.P.,
a Georgia Limited Partnership
as general partner

		By:	Wells Capital, Inc., a Georgia corporation, as general partner

By:
Name:
Title:
(Corporate Seal)

By:
Name:
Title:

WELLS OPERATING PARTNERSHIP, L.P. a Delaware Limited Partnership

	By:	Wells Real Estate Investment Trust, Inc. a Maryland Corporation, as general partner

By:
Name:
Title:

[End of Signatures.]